Exhibit 99.2

ALDI
ALDI

Harris Teeter
Your Neighborhood Food Market

Kroger
FOOD & PHARMACY

FOOD LION

Financial and Operating Results
For the three and nine months ended September 30, 2020

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. Currently, one of the Company's most significant risk factors is the coronavirus pandemic, or COVID-19. The extent to which COVID-19 continues to impact the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Statements regarding the impact and severity of COVID-19 may be forward-looking.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR ) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
Daniel Khoshaba - CEO
Crystal Plum - CFO
M. Andrew Franklin - COO

Board of Directors
Stefani D. Carter (Chairman)	Andrew R. Jones
Clayton ("Chip") Andrews	Daniel Khoshaba (CEO)
E. J. Borrack	Paula J. Poskon
Kerry G. Campbell	Joseph D. Stilwell

Investor Relations Contact
Mary Jensen mjensen@whlr.us 2529 Virginia Beach Boulevard Virginia Beach, VA 23452 Phone: (757) 627-9088

Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended September 30, 2020

Financial Results
Net loss attributable to Wheeler REIT common shareholders (in 000s)	$(2,175)
Net loss per basic and diluted shares	$(0.22)
Funds from operations available to common shareholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$4,935
FFO per common share and OP unit	$0.15
Adjusted FFO (AFFO) (in 000s) (1)	$1,255
AFFO per common share and OP unit	$0.13

Assets and Leverage
Investment Properties, net of $56.50 million accumulated depreciation (in 000s)	$394,378
Cash and Cash Equivalents (in 000s)	$6,957
Total Assets (in 000s)	$474,338
Debt to Total Assets(3)	70.95%
Debt to Gross Asset Value	59.73%

Market Capitalization
Common shares outstanding	9,699,461
OP units outstanding	228,842
Total common shares and OP units	9,928,303

	Shares Outstanding at September 30, 2020	Third Quarter stock price range	Stock price as of September 30, 2020
Common Stock	9,699,461	$1.70 - $3.42	$3.04
Series B preferred shares	1,875,748	$7.17 - $11.35	$9.55
Series D preferred shares	3,529,293	$11.46 - $15.75	$15.18

Total debt (in 000s)(3)	$336,566
Common Stock market capitalization (as of September 30, 2020 closing stock price, in 000s)	$29,486

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,563,629
Occupancy Rate	87.3%
Leased Rate (2)	88.3%
Annualized Base Rent (in 000s)	$46,876
Total number of leases signed or renewed during the third quarter of 2020	72
Total sq. ft. leases signed or renewed during the third quarter of 2020	463,753

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through October 5, 2020 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	4

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2020.

2020 THIRD QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL
•Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $2.2 million, or ($0.22) per share, as compared to $4.6 million, or ($0.48) per share.
•Funds from operations ("FFO") of $1.5 million, or $0.15 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.1 million, or $0.11 per share.
•Adjusted Funds from Operations ("AFFO") of $0.13 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.11 per share.
OPERATIONS
•Total revenue from continuing operations decreased by 3.86% or $601 thousand.
•Signed 18 new leases totaling 93,253 square feet with a weighted-average rental rate of $8.58 per square foot.
•Executed 54 lease renewals totaling 370,500 square feet at a weighted-average increase of $0.37 per square foot, representing an increase of 3.98% over in-place rental rates.
•Collected 95% of contractual base rent and tenant reimbursements billed for the three months ended September 30, 2020. Collections of second quarter billings increased from 83%, as previously reported, to 95% collected as of November 5, 2020.
•Total operating expenses from continuing operations decreased by 14.16% or $1.7 million primarily a result of decreases in impairments, depreciation and amortization, and a 19.94% decrease in corporate general and administrative expenses largely driven by a decrease in legal fees.
SAME STORE
•Same store Net Operating Income ("NOI") decreased by 3.92% and by 5.18% on a cash basis. Same store results were impacted by a 3.15% decrease in revenue due to 1) a vacant anchor space on which the backfill rent will not commence until fourth quarter 2020 and 2) an increase in the credit loss on operating receivables driven by higher accounts receivable due to impacts of COVID-19 on the portfolio. These negative impacts were partially offset by increases in straight-line rental revenues resulting from long-term lease extensions. Additionally, same store property expenses decreased by 1.51% driven by decreases in common area maintenance, partially offset by increases in insurance and real estate taxes.
CAPITAL MARKETS
•On July 21, 2020, the Company and KeyBank entered into a Third Amendment to the KeyBank Credit Agreement (the "Third Amendment"). The Third Amendment, among other provisions, reduces the pledge of additional collateral by two properties and extends the maturity to December 31, 2020.
•On September 4, 2020, the Company executed Loan Modification Agreements on three properties whereby the Company was able to use restricted cash to fund debt service for 90 days, representing a total of $488 thousand to be replenished over the subsequent twelve-month period.
•Loans payable were reduced by $3.0 million through monthly principal payments and use of $566 thousand in restricted cash reserves.
•Wheeler REIT, L.P. (the "Operating Partnership") purchased 71,343 shares of the Series D Preferred Stock on September 22, 2020 at $15.50 per share from an unaffiliated investor. These shares are deemed to be retired on the condensed consolidated financial statements.
•At September 30, 2020, assets held for sale included Columbia Fire Station, Riversedge North, Berkley Shopping Center, a .75 acre land parcel at Berkley and two outparcels at Rivergate Shopping Center, as the Company has committed to a plan to sell each property.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	5

2020 YEAR-TO-DATE HIGHLIGHTS
FINANCIAL
•Net loss attributable to WHLR's Common Stock shareholders of $11.1 million, or ($1.14) per share.
•FFO of $2.9 million, or $0.29 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.
•AFFO of $0.30 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.
OPERATIONS
•Total revenue from continuing operations decreased by 2.94% or $1.4 million.
•Total operating expenses from continuing operations decreased by 21.24% or $8.8 million primarily a result of decreases in impairments and depreciation and amortization.
SAME STORE
•Same store NOI decreased by 2.73% and by 4.83% on a cash basis. Same store results were impacted by a 1.75% decrease in revenue due to 1) a vacant anchor space on which the backfill rent will not commence until fourth quarter 2020 and 2) an increase in the credit loss on operating receivables driven by higher accounts receivable due to impacts of COVID-19 on the portfolio. These negative impacts were partially offset by increases in straight-line rental revenues resulting from long-term lease extensions. Additionally, same store property expenses increased by 0.51% due to increases in insurance and real estate taxes, partially offset by a decrease in common area maintenance.
CAPITAL MARKETS
•Paid down the KeyBank Credit Agreement to $4.4 million with proceeds from the following sources:
◦$5.8 million from refinancing Shoppes at Myrtle Park;
◦$3.5 million in monthly scheduled principal payments;
◦$1.8 million paydown from St. Matthews sale proceeds; and
◦$2.5 million paydown from cash released to the Company from restricted cash accounts on May 20, 2020.
•Recognized $600 thousand in impairment charges on Columbia Fire Station, which is currently held for sale.
OTHER
•$1.0 million in other expense, including $600 thousand in legal settlement costs and $439 thousand in reimbursement of the Stilwell Group's proxy solicitation expenses in connection with the Company's 2019 annual meeting of stockholders.

COVID-19 UPDATE
WHLR continues to proactively reach out and communicate with its tenants to assist them during this difficult time. The Company continues to prioritize tenants’ requests based on the immediate and long-term impact to their businesses by evaluating all requests for rent relief on an individual basis and considering a number of factors. Not all tenant requests will ultimately result in modification agreements, nor is the Company forgoing its contractual rights under its lease agreements.
•All retail shopping centers are open and operating and feature necessity-based tenants, with 45 of the 60 properties anchored by grocery and/or drug stores.
•The Company agreed to lease modifications with five tenants who declared bankruptcy, resulting in a weighted average rate increase of 2.69% and 2.3 year weighted average extension term. Seven tenants vacated due to bankruptcy and two of the vacated tenants have been backfilled.
•Beginning in April 2020, the Company received certain rent relief requests, most often in the form of rent deferral requests. As a result, the Company granted 145 concessions as of October 30, 2020 and modified 68 leases at a weighted average rate increase of 3.72% and 3.1 year weighted average extension term.
•The Company has received payment of 95% of contractual base rent and tenant reimbursements billed for the three months ended September 30, 2020. Collections of second quarter billings increased from 83%, as previously reported, to 95% collected as of November 5, 2020.
•Accounts receivable related to short term deferral of rents increased $34 thousand compared to June 30, 2020 to $389 thousand or less than 1% of annual base rent ("ABR").

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	6

BALANCE SHEET
•Cash and cash equivalents totaled $7.0 million, compared to $5.5 million at December 31, 2019.
•Restricted cash totaled $17.2 million, compared to $16.1 million at December 31, 2019. These funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Total debt was $336.6 million (including debt associated with assets held for sale), compared to $347.1 million at December 31, 2019.
•WHLR's weighted-average interest rate was 4.56% with a term of 3.82 years (including debt associated with assets held for sale).
•Net investment properties totaled $409.1 million (including assets held for sale), compared to $417.9 million as of December 31, 2019.

DIVIDENDS
•The Company had accumulated undeclared dividends of approximately $27.1 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.4 million and $10.4 million are attributable to the three and nine months ended September 30, 2020, respectively.

SUBSEQUENT EVENTS
•On October 14, 2020, the Company entered into amendments extending two loans totaling $2.5 million for six months.
•During October 2020, the Company and Jon Wheeler, former CEO, agreed to settle the remaining legal claims between both parties after the September 4, 2020 hearing in court. The resulting settlement of $500 thousand is reflected in the Company's "other expenses."

OPERATIONS AND LEASING
•The Company's real estate portfolio is 88.3% leased as of September 30, 2020.
•QTD Leasing Activity
•Executed 54 lease renewals totaling 370,500 square feet at a weighted-average increase of $0.37 per square foot, representing an increase of 3.98% over in-place rental rates and an increase of 4.16% excluding bankruptcy negotiations.
•Signed 18 new leases totaling approximately 93,253 square feet with a weighted-average rental rate of $8.58 per square foot.
•YTD Leasing Activity
•Executed 166 lease renewals totaling 863,420 square feet at a weighted-average increase of $0.56 per square foot, representing an increase of 5.68% over in-place rental rates and an increase of 5.84% excluding bankruptcy negotiations.
•Signed 48 new leases totaling approximately 202,655 square feet with a weighted-average rental rate of $9.89 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months and includes month-to-month leases, increased to approximately 3.69% at September 30, 2020, compared to 2.86% at September 30, 2019. At September 30, 2020, 45.47% of this expiring GLA is subject to renewal options (please see lease expiration schedule on page 18 of this document).
•As of September 30, 2020, the signed but not yet occupied leases consist of $513 thousand ABR with various scheduled commencement dates within the next seven months.

DISPOSITIONS
•Sold St. Matthews for a contract price of $1.8 million, generating a loss of $26 thousand and net proceeds of $1.7 million.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	7

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS:
Investment properties, net	$394,378	$416,215
Cash and cash equivalents	6,957	5,451
Restricted cash	17,240	16,140
Rents and other tenant receivables, net	8,365	6,905
Assets held for sale	15,064	1,737
Above market lease intangibles, net	3,928	5,241
Operating lease right-of-use assets	11,508	11,651
Deferred costs and other assets, net	16,898	21,025
Total Assets	$474,338	$484,365
LIABILITIES:
Loans payable, net	$318,230	$340,913
Liabilities associated with assets held for sale	14,912	2,026
Below market lease intangibles, net	5,093	6,716
Operating lease liabilities	11,917	11,921
Accounts payable, accrued expenses and other liabilities	12,949	9,557
Total Liabilities	363,101	371,133
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,529,293 and 3,600,636 shares issued and outstanding, respectively; $106.76 million and $101.66 million aggregate liquidation preference, respectively)	93,046	87,225

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,152	41,087
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,699,461 and 9,694,284 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	233,916	233,870
Accumulated deficit	(259,479)	(251,580)
Total Shareholders’ Equity	16,139	23,927
Noncontrolling interests	2,052	2,080
Total Equity	18,191	26,007
Total Liabilities and Equity	$474,338	$484,365

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE:
Rental revenues	$14,756	$15,385	$44,920	$46,546
Other revenues	208	180	787	546
Total Revenue	14,964	15,565	45,707	47,092
OPERATING EXPENSES:
Property operations	4,820	4,967	14,116	14,288
Non-REIT management and leasing services	—	1	—	25
Depreciation and amortization	4,215	5,066	13,460	16,169
Impairment of notes receivable	—	—	—	5,000
Impairment of assets held for sale	—	400	600	1,547
Corporate general & administrative	1,080	1,349	4,567	4,543
Total Operating Expenses	10,115	11,783	32,743	41,572
(Loss) gain on disposal of properties	—	(81)	(26)	1,427
Operating Income	4,849	3,701	12,938	6,947
Interest income	—	1	1	2
Interest expense	(4,114)	(4,654)	(12,787)	(14,394)
Other expense	(15)	—	(1,039)	—
Net Income (Loss) Before Income Taxes	720	(952)	(887)	(7,445)
Income tax expense	—	(8)	(2)	(23)
Net Income (Loss)	720	(960)	(889)	(7,468)
Less: Net income (loss) attributable to noncontrolling interests	13	(1)	18	(100)
Net Income (Loss) Attributable to Wheeler REIT	707	(959)	(907)	(7,368)
Preferred Stock dividends - undeclared	(3,608)	(3,657)	(10,922)	(10,972)
Deemed contribution related to preferred stock redemption	726	—	726	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(2,175)	$(4,616)	$(11,103)	$(18,340)

Loss per share:
Basic and Diluted	$(0.22)	$(0.48)	$(1.14)	$(1.90)

Weighted-average number of shares:
Basic and Diluted	9,699,461	9,693,271	9,696,554	9,664,582

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Income (Loss)	$720	$(960)	$(889)	$(7,468)
Depreciation and amortization of real estate assets	4,215	5,066	13,460	16,169
Loss (Gain) on disposal of properties	—	81	26	(1,427)
Impairment of assets held for sale	—	400	600	1,547
FFO	4,935	4,587	13,197	8,821
Preferred stock dividends undeclared	(3,608)	(3,657)	(10,922)	(10,972)
Preferred stock redemption	—	—	96	—
Preferred stock accretion adjustments	168	169	509	510
FFO available to common shareholders and common unitholders	1,495	1,099	2,880	(1,641)
Impairment of notes receivable	—	—	—	5,000
Acquisition and development costs	—	1	1	25
Capital related costs	151	4	185	140
Other non-recurring and non-cash expenses (2)	17	35	1,090	61
Share-based compensation	—	72	—	244
Straight-line rental revenue, net straight-line expense	(294)	(86)	(700)	(1)
Loan cost amortization	234	409	796	1,336
Above (below) market lease amortization	(70)	(165)	(443)	(585)
Recurring capital expenditures and tenant improvement reserves	(278)	(276)	(835)	(846)
AFFO	$1,255	$1,093	$2,974	$3,733

Weighted Average Common Shares	9,699,461	9,693,271	9,696,554	9,664,582
Weighted Average Common Units	228,842	235,032	231,749	235,032
Total Common Shares and Units	9,928,303	9,928,303	9,928,303	9,899,614
FFO per Common Share and Common Units	$0.15	$0.11	$0.29	$(0.17)
AFFO per Common Share and Common Units	$0.13	$0.11	$0.30	$0.38

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended September 30,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

	(in thousands, unaudited)
Net Income (Loss)	$726	$(475)	$(6)	$(485)	$720	$(960)
Adjustments:
Income tax expense	—	8	—	—	—	8
Other expense	15	—	—	—	15	—
Interest expense	4,114	4,644	—	10	4,114	4,654
Interest income	—	(1)	—	—	—	(1)
Loss on disposal of properties	—	—	—	81	—	81
Corporate general & administrative	1,079	1,343	1	6	1,080	1,349
Impairment of assets held for sale	—	—	—	400	—	400
Depreciation and amortization	4,214	5,062	1	4	4,215	5,066
Non-REIT management and leasing services	—	1	—	—	—	1
Other non-property revenue	(13)	(34)	—	—	(13)	(34)
Property Net Operating Income (Loss)	$10,135	$10,548	$(4)	$16	$10,131	$10,564

Property revenues	$14,951	$15,438	$—	$93	$14,951	$15,531
Property expenses	4,816	4,890	4	77	4,820	4,967
Property Net Operating Income (Loss)	$10,135	$10,548	$(4)	$16	$10,131	$10,564

	Nine Months Ended September 30,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

	(in thousands, unaudited)
Net (Loss)	$(846)	$(7,432)	$(43)	$(36)	$(889)	$(7,468)
Adjustments:
Income tax expense	2	23	—	—	2	23
Other expense	1,039	—	—	—	1,039	—
Interest expense	12,787	14,104	—	290	12,787	14,394
Interest income	(1)	(2)	—	—	(1)	(2)
Loss (gain) on disposal of properties	—	—	26	(1,427)	26	(1,427)
Corporate general & administrative	4,565	4,527	2	16	4,567	4,543
Impairment of assets held for sale	600	—	—	1,547	600	1,547
Impairment of notes receivable	—	5,000	—	—	—	5,000
Depreciation and amortization	13,459	16,091	1	78	13,460	16,169
Non-REIT management and leasing services	—	25	—	—	—	25
Other non-property revenue	(256)	(107)	—	—	(256)	(107)
Property Net Operating Income (Loss)	$31,349	$32,229	$(14)	$468	$31,335	$32,697

Property revenues	$45,441	$46,249	$10	$736	$45,451	$46,985
Property expenses	14,092	14,020	24	268	14,116	14,288
Property Net Operating Income (Loss)	$31,349	$32,229	$(14)	$468	$31,335	$32,697
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
Net Income (Loss)		$720	$(960)	$(889)	$(7,468)
Add back:	Depreciation and amortization (1)	4,145	4,901	13,017	15,584
	Interest Expense (2)	4,114	4,654	12,787	14,394
	Income tax expense	—	8	2	23
EBITDA		8,979	8,603	24,917	22,533
Adjustments for items affecting comparability:
	Acquisition and development costs	—	1	1	25
	Capital related costs	151	4	185	140
	Other non-recurring and non-cash expenses (3)	17	35	1,090	61
	Impairment of notes receivable	—	—	—	5,000
	Impairment of assets held for sale	—	400	600	1,547
	Loss (Gain) on disposal of properties	—	81	26	(1,427)
Adjusted EBITDA		$9,147	$9,124	$26,819	$27,879
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2020.
(4)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	13

Debt Summary
$ in 000s
Loans Payable:         $336.57 million
Weighted Average Interest Rate:     4.56%

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2020	December 31, 2019
First National Bank (7)	$24,656	LIBOR + 300 basis points	September 2020	$1,127	$1,214
Lumber River (8)	$10,723	LIBOR + 350 basis points	October 2020	1,385	1,404
Rivergate	$102,795	LIBOR + 295 basis points	October 2020	21,307	21,545
Tuckernuck	$33,880	3.88%	November 2020	5,244	5,344
Columbia Fire Station	$45,580	4.00%	December 2020	3,957	4,051
KeyBank Credit Agreement (6)	$350,000	LIBOR + 350 basis points	December 2020	4,350	17,879
JANAF Bravo	$36,935	4.65%	April 2021	6,300	6,372
Walnut Hill Plaza	Interest only	5.50%	December 2022	3,287	3,759
Litchfield Market Village	$46,057	5.50%	November 2022	7,418	7,452
Twin City Commons	$17,827	4.86%	January 2023	2,933	2,983
New Market	$48,747	5.65%	June 2023	6,561	6,713
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,201	7,361
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,586	5,642
JANAF	$333,159	4.49%	July 2023	49,317	50,599
Tampa Festival	$50,797	5.56%	September 2023	7,961	8,077
Forrest Gallery	$50,973	5.40%	September 2023	8,266	8,381
Riversedge North	$11,436	5.77%	December 2023	1,756	1,767
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,525	11,675
Cypress Shopping Center	$34,360	4.70%	July 2024	6,183	6,268
Port Crossing	$34,788	4.84%	August 2024	5,941	6,032
Freeway Junction	$41,798	4.60%	September 2024	7,619	7,725
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,362	3,416
Bryan Station	$23,489	4.52%	November 2024	4,333	4,394
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	8,035	8,113
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,925	—
Folly Road	$41,482	4.65%	March 2025	7,262	5,922
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,571	4,620
JANAF BJ's	$29,964	4.95%	January 2026	4,873	4,957
Chesapeake Square	$23,857	4.70%	August 2026	4,298	4,354
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	9,400	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,436	8,516
Village of Martinsville	$89,664	4.28%	July 2029	16,074	16,351
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				336,566	347,059
Unamortized debt issuance cost (1)				(3,716)	(4,172)
Total Loans Payable, including assets held for sale				332,850	342,887
Less loans payable on assets held for sale, net loan amortization costs				14,620	1,974
Total Loans Payable, net				$318,230	$340,913
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake.
(7) Collateralized by Surrey Plaza and Amscot Building. Subsequent to September 30, 2020, extended the maturity date to March 2021.
(8) Subsequent to September 30, 2020, extended the maturity date to April 2021.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ended December 31, 2020	$38,601	11.47%
December 31, 2021	11,287	3.35%
December 31, 2022	15,580	4.63%
December 31, 2023	85,576	25.43%
December 31, 2024	44,240	13.14%
December 31, 2025	91,426	27.16%
Thereafter	49,856	14.82%
Total principal repayments and debt maturities	$336,566	100.00%

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	15	151,843	78.4%	77.6%	117,843	$980	$8.31
Amscot Building (3)	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	90.4%	90.4%	66,948	1,157	17.27
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	454	12.99
Berkley (4)	Norfolk, VA	—	—	—%	—%	—	—	—
Berkley Shopping Center	Norfolk, VA	10	47,945	42.0%	42.0%	20,140	180	8.93
Brook Run Shopping Center	Richmond, VA	20	147,738	93.3%	93.3%	137,802	1,266	9.19
Brook Run Properties (4)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	593	10.92
Butler Square	Mauldin, SC	15	82,400	94.9%	94.9%	78,196	811	10.37
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	493	9.85
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	795	7.56
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	372	8.16
Columbia Fire Station	Columbia, SC	1	21,273	14.4%	14.4%	3,063	81	26.60
Courtland Commons (4)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	12	170,475	95.7%	95.7%	163,150	854	5.24
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	940	8.78
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	452	13.62
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	156	6.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (4)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	730	15.26
Forrest Gallery	Tullahoma, TN	26	214,451	80.3%	80.3%	172,124	1,239	7.20
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,048	9.69
Freeway Junction	Stockbridge, GA	19	156,834	100.0%	100.0%	156,834	1,293	8.24
Franklin Village	Kittanning, PA	26	151,821	98.0%	94.1%	142,921	1,202	8.41
Franklinton Square	Franklinton, NC	12	65,366	93.0%	90.7%	59,300	544	9.17
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	12	93,265	97.7%	96.0%	89,521	687	7.68
Harbor Point (4)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	6	60,048	79.0%	79.0%	47,448	404	8.52
JANAF (6)	Norfolk, VA	110	800,026	83.6%	82.3%	658,538	7,909	12.01
Laburnum Square	Richmond, VA	20	109,405	97.5%	97.5%	106,705	982	9.21
Ladson Crossing	Ladson, SC	14	52,607	97.2%	97.2%	51,107	484	9.46
LaGrange Marketplace	LaGrange, GA	12	76,594	96.9%	93.0%	71,194	405	5.68
Lake Greenwood Crossing	Greenwood, SC	6	47,546	87.5%	87.5%	41,618	332	7.98
Lake Murray	Lexington, SC	3	39,218	96.9%	90.8%	35,618	203	5.70
Litchfield Market Village	Pawleys Island, SC	19	86,740	87.3%	87.3%	75,702	895	11.82
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	479	7.31
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	623	11.10
New Market Crossing	Mt. Airy, NC	10	117,076	89.0%	89.0%	104,138	920	8.84
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	351	8.20
Pierpont Centre	Morgantown, WV	14	111,162	87.0%	87.0%	96,658	890	9.21
Port Crossing	Harrisonburg, VA	8	65,365	97.9%	97.9%	64,000	851	13.30
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	12	91,188	100.0%	100.0%	91,188	718	7.87
Riversedge North (5)	Virginia Beach, VA	—	—	—%	—%	—	—	—
Rivergate Shopping Center	Macon, GA	31	201,680	97.5%	97.5%	196,719	2,863	14.55
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	598	10.23

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Shoppes at Myrtle Park	Bluffton, SC	12	56,601	76.3%	76.3%	43,204	$551	$12.74
South Lake	Lexington, SC	6	44,318	16.9%	16.9%	7,500	103	13.80
South Park	Mullins, SC	3	60,734	83.2%	83.2%	50,509	351	6.95
South Square	Lancaster, SC	5	44,350	74.2%	74.2%	32,900	276	8.39
St. George Plaza	St. George, SC	5	59,279	92.3%	78.8%	46,718	330	7.07
Sunshine Plaza	Lehigh Acres, FL	20	111,189	96.8%	96.8%	107,615	1,031	9.58
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00
Tampa Festival	Tampa, FL	18	137,987	64.6%	64.6%	89,166	885	9.93
Tri-County Plaza	Royston, GA	7	67,577	94.1%	94.1%	63,577	416	6.55
Tuckernuck	Richmond, VA	13	93,624	90.6%	90.6%	84,787	941	11.10
Tulls Creek (4)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	435	9.13
Village of Martinsville	Martinsville, VA	18	292,765	96.0%	90.2%	264,108	2,067	7.83
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	268	8.06
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	490	9.84
Westland Square	West Columbia, SC	9	62,735	88.2%	88.2%	55,355	484	8.74
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	635	15.62
Total Portfolio		752	5,563,629	88.3%	87.3%	4,858,944	$46,876	$9.65

(1)    Reflects leases executed through October 5, 2020 that commence subsequent to the end of current period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    We own the Amscot building, but we do not own the land underneath the buildings and instead lease the land pursuant to ground leases. As discussed in the financial statements, these ground leases require us to make annual rental payments and contain escalation clauses and renewal options.
(4)    This information is not available because the property is undeveloped.
(5)    This property is our corporate headquarters that we 100% occupy.
(6)    Square footage is net of management office the Company occupies on premise and buildings on ground lease which the Company only leases the land.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 752

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$2,733	5.83%	325,576	5.85%	$8.39
2.	BI-LO (1)	2,729	5.82%	380,675	6.84%	7.17
3.	Kroger (2)	1,355	2.89%	186,064	3.34%	7.28
4.	Piggly Wiggly	1,322	2.82%	169,750	3.05%	7.79
5.	Winn Dixie (1)	887	1.89%	133,575	2.40%	6.64
6.	Planet Fitness	837	1.79%	100,427	1.81%	8.33
7.	Hobby Lobby	717	1.53%	114,298	2.05%	6.27
8.	BJ's Wholesale Club	646	1.38%	147,400	2.65%	4.38
9.	Harris Teeter (2)	578	1.23%	39,946	0.72%	14.47
10.	Lowes Foods	572	1.22%	54,838	0.99%	10.43
		$12,376	26.40%	1,652,549	29.70%	$7.49
(1) These tenants are both owned by Southeastern Grocers.
(2) These tenants are both owned by The Kroger Company.

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	704,685	12.67%	—%	$—	—%	$—
Month-to-Month	13	31,413	0.56%	0.65%	409	0.87%	13.02
2020	21	174,365	3.13%	3.59%	1,528	3.26%	8.76
2021	120	451,841	8.12%	9.30%	4,961	10.58%	10.98
2022	125	493,443	8.87%	10.16%	5,396	11.51%	10.94
2023	125	831,141	14.94%	17.11%	7,183	15.32%	8.64
2024	100	619,488	11.13%	12.75%	5,959	12.71%	9.62
2025	100	776,894	13.96%	15.99%	7,616	16.25%	9.80
2026	52	548,046	9.85%	11.28%	4,847	10.34%	8.84
2027	25	131,215	2.36%	2.70%	1,720	3.67%	13.11
2028	20	356,843	6.41%	7.34%	2,472	5.27%	6.93
2029 and thereafter	51	444,255	8.00%	9.13%	4,785	10.22%	10.77
Total	752	5,563,629	100.00%	100.00%	$46,876	100.00%	$9.65

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	246,844	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2020	1	47,814	402	20.97%	8.41	1	58,473	250	1.38%	4.28
2021	—	—	—	—%	—	6	183,292	1,315	7.25%	7.17
2022	—	—	—	—%	—	5	178,882	1,294	7.14%	7.23
2023	1	22,032	215	11.22%	9.76	15	523,775	3,323	18.33%	6.34
2024	1	32,000	125	6.52%	3.91	7	289,759	2,035	11.22%	7.02
2025	2	84,633	590	30.77%	6.97	11	437,850	3,560	19.63%	8.13
2026	2	41,010	143	7.46%	3.49	9	296,552	2,468	13.61%	8.32
2027	—	—	—	—%	—	1	24,945	212	1.17%	8.50
2028	—	—	—	—%	—	8	313,241	1,863	10.27%	5.95
2029+	2	44,488	442	23.07%	9.94	6	283,001	1,812	10.01%	6.40
Total	9	518,821	$1,917	100.00%	$7.05	69	2,589,770	$18,132	100.00%	$7.00

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	457,841	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	11	26,434	330	2.71%	12.48	2	4,979	79	0.54%	15.87
2020	13	37,960	389	3.20%	10.25	6	30,118	487	3.32%	16.17
2021	78	167,665	2,204	18.12%	13.15	36	100,884	1,442	9.83%	14.29
2022	59	113,696	1,620	13.32%	14.25	61	200,865	2,482	16.92%	12.36
2023	64	130,756	1,624	13.35%	12.42	45	154,578	2,021	13.78%	13.07
2024	53	125,415	1,578	12.98%	12.58	39	172,314	2,221	15.14%	12.89
2025	52	122,539	1,828	15.03%	14.92	35	131,872	1,638	11.17%	12.42
2026	22	77,836	905	7.44%	11.63	19	132,648	1,331	9.08%	10.03
2027	8	23,130	372	3.06%	16.08	16	83,140	1,136	7.75%	13.66
2028	9	26,796	432	3.55%	16.12	3	16,806	177	1.21%	10.53
2029+	20	50,778	879	7.23%	17.31	23	65,988	1,652	11.25%	25.03
Total	389	1,360,846	$12,161	100.00%	$13.47	285	1,094,192	$14,666	100.00%	$13.40

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020 (3)	2019	2020 (3)	2019
Renewals(1):
Leases renewed with rate increase (sq feet)	135,063	193,609	528,042	374,580
Leases renewed with rate decrease (sq feet)	53,398	1,040	89,133	31,196
Leases renewed with no rate change (sq feet)	182,039	141,650	246,245	150,233
Total leases renewed (sq feet)	370,500	336,299	863,420	556,009

Leases renewed with rate increase (count)	28	39	111	88
Leases renewed with rate decrease (count)	6	1	17	9
Leases renewed with no rate change (count)	20	6	38	11
Total leases renewed (count)	54	46	166	108

Option exercised (count)	8	15	17	28

Weighted average on rate increases (per sq foot)	$1.29	$0.73	$1.11	$0.77
Weighted average on rate decreases (per sq foot)	$(0.72)	$(2.46)	$(1.14)	$(3.02)
Weighted average rate on all renewals (per sq foot)	$0.37	$0.41	$0.56	$0.35

Weighted average change over prior rates	3.98%	5.46%	5.68%	3.92%
Weighted average change over prior rates, excluding bankruptcy negotiations	4.16%		5.84%

New Leases(1) (2):
New leases (sq feet)	93,253	29,756	202,655	76,974
New leases (count)	18	11	48	30
Weighted average rate (per sq foot)	$8.58	$12.10	$9.89	$12.95

Gross Leasable Area ("GLA") expiring during the next 3 months, including month-to-month leases	3.69%	2.86%	3.69%	2.86%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.
(3)    Includes transactions related to bankruptcy negotiations, unless otherwise noted.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common shareholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	21

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 9/30/2020 unless otherwise stated	22